                                                                     EXHIBIT 4.4


                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                 (Face of Note)

                  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $976.86; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $13.14; (3) THE ISSUE DATE IS MARCH 22, 2002; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 12%.

                                                          CUSIP No:  76118P AC 7

                      11 1/2% First Mortgage Notes due 2009
No.                                                                  $
                  RESORTS INTERNATIONAL HOTEL AND CASINO, INC.
promises to pay to          or registered assigns,
the principal sum of                              Dollars on September 15, 2009.
Interest Payment Dates: March 15 and September 15, commencing September 15, 2002 Record Dates: March 1 and September 1
                                            Dated:

                                            RESORTS INTERNATIONAL HOTEL AND
                                            CASINO, INC.


                                            By:  _______________________________
                                                 Name:
                                                 Title:

Certificate of Authentication:

This is one of the Global Notes
referred to in the within-mentioned Indenture:

BANKERS TRUST COMPANY, as Trustee


By:  _________________________________

Authorized Signatory

Dated:

                                 (Back of Note)

                     11 1/2 % First Mortgage Notes due 2009

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. Resorts International Hotel and Casino, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/2 % per annum. The Company shall pay interest and Liquidated Damages, if any, semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy
Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages to the persons who are registered Holders at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages on all Global Notes and all other Notes the Holders of more than $1,000 in aggregate principal amount of Notes which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, Bankers Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of March 22, 2002 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  The obligations under the Indenture, the Disbursement Agreement, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Documents, subject to the provisions of such documents. Holders are referred to the Collateral Documents for a statement of such terms.

                  5. Optional Redemption. On or after March 15, 2007, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

                  Year ...........................  Percentage

                  2007 ...........................    106.0%
                  2008 ...........................    103.0%
                  2009 ...........................    100.0%

                  In addition, at any time on or prior to March 15, 2005, the Company may on one occasion redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, with the net cash proceeds of any Equity Offering which results in gross proceeds to the Company of at least $20.0 million; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding from the amount of Notes included in such 65% Notes held by the Company and its Subsidiaries); and

                  (2) the redemption must occur within 60 days after the date of the closing of such Equity Offering.

                  Except pursuant to the preceding paragraph and paragraph 7 below, the Notes shall not be redeemable at the Company's option prior to March 15, 2007.


                  6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  7. Mandatory Disposition in Accordance with Gaming Laws. If any Gaming Authority requires that a Holder or beneficial owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such lesser period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Company shall have the right, at its option, (1) to require any such Holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (i) or (ii) above or (2) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (x) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, (y) the price at which such Holder or beneficial owner acquired the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority and (z) the Fair Market Value of such Notes. The Company shall notify the Trustee in writing of any redemption pursuant to Section 3.09 of the Indenture as soon as practicable.

                  Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of the Notes will not be licensed, qualified or found suitable, the Holder or beneficial owner will, to the extent required by applicable law, have no further rights (i) to receive any interest or dividends with respect to the Notes; or (ii) to exercise, directly or through any trustee or nominee, any right conferred by the Notes; or (iii) receive any remuneration in any form for services rendered or otherwise.

                  The Holder or beneficial owner that is required to apply for a license, qualification or a finding of suitability shall pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities. Neither the Company nor any Subsidiary shall be liable therefor.

                  8. Change of Control Offer. Upon the occurrence of a Change of Control, the Company shall offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                  9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

                  10. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

                  11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented, among other things, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

                  12. Defaults and Remedies. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. Ranking and Security. The Notes shall be senior secured obligations of the Company and shall effectively rank senior to all of the Company's existing and future unsecured Indebtedness to the extent of the Collateral granted by the Company.

                  The Company's Obligations under the Notes shall be unconditionally guaranteed on a senior basis, jointly and severally, by each of the Guarantors. The Guarantees shall be senior secured obligations of the Guarantors and shall effectively rank senior to all of the Guarantors' existing and future unsecured Indebtedness to the extent of the Collateral granted by such Guarantors.

                  Pursuant to the Collateral Documents, the Notes and the Guarantees shall be secured by a first priority Lien (subject to certain exceptions described therein) on the Collateral.

                  14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  15. No Recourse Against Others. A past, present or future director, officer, employee, incorporator member, partner or stockholder, of the Company and each Subsidiary, as such, shall not have any liability for any obligations of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  16. Authentication. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

                  18. Additional Rights of Holders of Notes. In addition to the rights provided to Holders under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Issue Date, among the Company and the Initial Purchasers.

                  19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of this Indenture, the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                        Resorts International Hotel and Casino, Inc.
                        1133 Boardwalk
                        Atlantic City, New Jersey  08401
                        Attention:  Joseph D'Amato
                        Telephone No.:  (609) 340-7896
                        Telecopier No.:  (609) 340-6547

                                   GUARANTEE

                  The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture and any additional Guarantors), have irrevocably and unconditionally guaranteed the Guarantee Obligations, which include that: (a) the principal of, and premium and interest and Liquidated Damages, if any, on the 11 1/2 First Mortgage Notes due 2009 (the "Notes") of Resorts International Hotel and Casino, Inc. (the "Company"), shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes or under the Collateral Documents (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee. The obligations are secured by a pledge of the Collateral pursuant to Articles 10 and 11 of the Indenture and the Collateral Documents.

                  No past, present or future director, officer, employee, incorporator, member, partner or stockholder of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such and each Holder of Notes by accepting a Note waivers and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes.

                  Except as set forth in the Indenture, this is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  The obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                  THE TERMS OF ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  Capitalized terms used herein have the same meanings given in this Indenture unless otherwise indicated.

Dated as of March 22, 2002

                                       GUARANTORS:

                                       RESORTS INTERNATIONAL HOTEL, INC.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       NEW PIER OPERATING COMPANY, INC.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                 Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ---------------------------


         Your Signature:
                        --------------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

         Signature Guarantee.

                       Option of Holder to Elect Purchase

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.11, 4.14 or 4.16 of the Indenture, check the box below:

      [ ] Section 4.11           [ ] Section 4.14         [ ] Section 4.16

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11, 4.14 or 4.16 of the Indenture, state the amount you elect to have purchased: $___________


Date:                             Your Signature:
     ----------------------------                -------------------------------
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:
                                                        ------------------------
Signature Guarantee:
                      ------------------------------------------------
                      Participant in a recognized Signature Guarantee
                      Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

                                                                        Principal Amount of     Signature of
                        Amount of decrease in    Amount of increase in   this Global Note      authorized officer of
                         Principal Amount of     Principal Amount of   following such decrease    Trustee or Note
   Date of Exchange       this Global Note        this Global Note         (or increase)            Custodian
   ----------------       ----------------        ----------------         -------------            ---------